UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2017

iStar Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01                                  Entry into a Material Definitive Agreement.

ITEM 2.03                                  Creation of a Direct Financial Obligation.

ITEM 8.01                                  Other Events

Issuance of Senior Notes

On September 20, 2017, iStar Inc. (the “Company”) issued (i) $400.0 million aggregate principal amount of the Company’s 4.625% Senior Notes due 2020 (the “2020 Notes”) and (ii) $400.0 million aggregate principal amount of the Company’s 5.25% Senior Notes due 2022 (the “2022 Notes,” and together with the 2020 Notes, the “Senior Notes”).  The Senior Notes were issued pursuant to a base indenture, dated as of February 5, 2001 (the “Base Indenture”), as amended and supplemented by a supplemental indenture with respect to the 2020 Notes, dated as of September 20, 2017 (as supplemented, the “2020 Notes Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), and a supplemental indenture with respect to the 2022 Notes, dated as of September 20, 2017 (as supplemented, the “2022 Notes Indenture” and together with the 2020 Notes Indenture, the “Indentures”), between the Company and the Trustee.  The Senior Notes are unsecured, senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness.

The Senior Notes were issued at 100% of their principal amounts.  The 2020 Notes bear interest at an annual rate of 4.625% and mature on September 15, 2020.  The 2022 Notes bear interest at an annual rate of 5.25% and mature on September 15, 2022.  The Company will pay interest on the 2020 Notes on each March 15 and September 15, commencing on March 15, 2018.  The Company will pay interest on the 2022 Notes on each March 15 and September 15, commencing on March 15, 2018.

Prior to June 15, 2020 (three months prior to the maturity date), the Company may redeem some or all of the 2020 Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium and accrued but unpaid interest, if any, to, but excluding, the date of redemption.  On or after June 15, 2020 (three months prior to the maturity date), the Company may redeem some or all of the 2020 Notes at any time and from time to time at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.  In addition, prior to September 15, 2019, the Company may redeem up to 35% of the 2020 Notes using the proceeds of certain equity offerings at a redemption price equal to 104.625% of the principal amount of the 2020 Notes redeemed, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.

Prior to September 15, 2019, the Company may redeem some or all of the 2022 Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium and accrued but unpaid interest, if any, to, but excluding, the date of redemption.  On or after September 15, 2019, the Company may redeem some or all of the 2022 Notes at any time and from time to time at the prices and as described in the 2022 Notes Indenture.  In addition, prior to September 15, 2019, the Company may redeem up to 35% of the 2022 Notes using the proceeds of certain equity offerings at a redemption price equal to 105.25% of the principal amount of the 2022 Notes redeemed, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indentures), each holder of the Senior Notes has the right to require the Company to purchase all or a portion of such holder’s Senior Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.

Copies of the underwriting agreement and the supplemental indentures relating to the Senior Notes are attached hereto as Exhibits 1.1, 4.1 and 4.3, respectively, and are incorporated by reference herein.  The base indenture dated February 5, 2001 has been previously incorporated by reference as an exhibit to the Company’s Form S-3 filed on September 6, 2017.  A copy of the global note for the 2020 Notes is attached hereto as Exhibit 4.2 and incorporated by reference herein, and a copy of the global note for the 2022 Notes is attached hereto as Exhibit 4.4 and incorporated by reference herein.  For a complete description of the Senior Notes, please see the full text of the applicable Indenture and global note.

Issuance of Convertible Notes

On September 20, 2017, the Company completed the sale in a private transaction of $250.0 million aggregate principal amount of 3.125% Convertible Senior Notes due 2022 (the “Convertible Notes” and together with the Senior Notes, the “Notes”) pursuant to a purchase agreement, dated as of September 14, 2017 (the “Purchase Agreement”), between the Company and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as the representatives of the other initial purchasers named therein (the “Initial Purchasers”).  The Convertible Notes were issued pursuant to the Base Indenture, as amended and supplemented by a supplement indenture with respect to the Convertible Notes, dated September 20, 2017 (as supplemented, the “Convertible Notes Indenture”), between the Company and the Trustee.  The Convertible Notes are unsecured, senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness.

The Convertible Notes will bear interest at an annual rate of 3.125% and mature on September 15, 2022.  The Company will pay interest on the Convertible Notes on each March 15 and September 15, commencing on March 15, 2018.

Upon the occurrence of a Fundamental Change (as defined in the Convertible Notes Indenture), each holder of the Convertible Notes will have the right to require the Company to purchase all or a portion of such holder’s Convertible Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.

Each holder of the Convertible Notes may convert such holder’s Convertible Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.  The Convertible Notes are convertible at an initial conversion rate of 64.3563 shares per $1,000 principal amount of Convertible Notes, which is equal to a conversion price of approximately $15.54 per share, subject to adjustment.  If a holder of the Convertible Notes elects to convert such Convertible Notes in connection with a Make-Whole Fundamental Change (as defined in the Convertible Notes Indenture), such holder may also be entitled to receive a “make-whole” premium upon conversion in certain circumstances.  Upon conversion, the Company will pay or deliver, as the case may be, a combination of cash and shares of its common stock.  The amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value calculated for each trading day in a 40 consecutive trading day observation period, as described more fully in the Convertible Notes Indenture.

The Company does not have the right to redeem the Convertible Notes at its option.  The Convertible Notes were issued only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

Copies of the Purchase Agreement, the Convertible Notes Indenture and the global note for the Convertible Notes are attached hereto as Exhibits 1.2, 4.5 and 4.6 respectively, and in each case are incorporated by reference herein.  The foregoing is not a complete description of such agreements or the terms of the Convertible Notes.  For a complete description of the Convertible Notes, please see the full text of the Convertible Notes Indenture and the global note.

Repurchase of Common Stock

The Company expects to repurchase 3,990,300 shares of its common stock from one of the Initial Purchasers for an aggregate purchase price of approximately $45.9 million, solely using cash on hand and not any portion of the net proceeds from the issuance of the Convertible Notes.

Redemptions of Notes and Preferred Stock

The Company will use the net proceeds of the sale of the Senior Notes and the Convertible Notes and cash on hand to redeem and repay the following securities of the Company, and to pay related fees and expenses:  the $550.0 million aggregate principal amount outstanding of its 4.00% Senior Notes due November 2017, the $300.0 million aggregate principal amount outstanding of its 7.125% Senior Notes due February 2018, the $300.0 million aggregate principal amount outstanding of its 4.875% Senior Notes due July 2018, all of its outstanding shares of 7.875% Series E Preferred Stock, having an aggregate liquidation preference of $140.0 million, and all of its outstanding 7.8% Series F Preferred Stock, having an aggregate liquidation preference of $100.0 million.

Certain of the Underwriters and Initial Purchasers of the Senior Notes and/or the Convertible Notes and/or their affiliates may hold a portion of the foregoing securities being redeemed and may receive a portion of the net proceeds of the sale of the Senior Notes and/or the Convertible Notes.

ITEM 9.01                                  Financial Statements and Exhibits.

1.1                                                                               Underwriting Agreement, dated September 14, 2017, by and among iStar Inc. and J.P. Morgan Securities LLC and the other several underwriters named therein, relating to the Senior Notes.

1.2                                                                               Purchase Agreement, dated September 14, 2017, by and among iStar Inc. and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC and the other several initial purchasers named therein, relating to the Convertible Notes.

4.1                                                                               Thirtieth Supplemental Indenture, dated September 20, 2017, between iStar Inc. and U.S. Bank National Association, as trustee.

4.2                                                                               4.625% Senior Notes due 2020 — Global Note, No. 1.

4.3                                                                               Thirty-first Supplemental Indenture, dated September 20, 2017, between iStar Inc. and U.S. Bank National Association, as trustee.

4.4                                                                               5.25% Senior Notes due 2022 — Global Note, No. 1.

4.5                                                                               Thirty-second Supplemental Indenture, dated September 20, 2017, between iStar Inc. and U.S. Bank National Association, as the trustee.

4.6                                                                               3.125% Convertible Senior Notes due 2022 — Rule 144A Global Note, No. 1.

5.1                                                                               Opinion of Clifford Chance US LLP regarding the legality of the Senior Notes.

23.1                                                                        Consent of Clifford Chance US LLP (included in Exhibit 5.1).

99.1                                                                        Press Release dated September 14, 2017 announcing the offering of the Notes.

99.2                                                                        Press Release dated September 14, 2017 announcing the pricing of the Notes.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 14, 2017, by and among iStar Inc. and J.P. Morgan Securities LLC and the other several underwriters named therein, relating to the Senior Notes.
1.2

Purchase Agreement, dated September 14, 2017, by and among iStar Inc. and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC and the other several initial purchasers named therein, relating to the Convertible Notes.

4.1	Thirtieth Supplemental Indenture, dated September 20, 2017, between iStar Inc. and U.S. Bank National Association, as trustee.
4.2	4.625% Senior Notes due 2020 — Global Note, No. 1.
4.3	Thirty-first Supplemental Indenture, dated September 20, 2017, between iStar Inc. and U.S. Bank National Association, as trustee.
4.4	5.25% Senior Notes due 2022 — Global Note, No. 1.
4.5	Thirty-second Supplemental Indenture, dated September 20, 2017, between iStar Inc. and U.S. Bank National Association, as the trustee.
4.6	3.125% Convertible Senior Notes due 2022 — Rule 144A Global Note, No. 1.
5.1	Opinion of Clifford Chance US LLP regarding the legality of the Senior Notes.
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
99.1	Press Release dated September 14, 2017 announcing the offering of the Notes.
99.2	Press Release dated September 14, 2017 announcing the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iStar Inc.

Date: September 20, 2017	By:	/s/ GEOFFREY G. JERVIS
Geoffrey G. Jervis
Chief Operating Officer and Chief Financial Officer (principal financial and accounting officer)